Exhibit 99.1

Applied DNA Subsidiary, LineaRx, Inc. Signs Joint Development

Agreement with Takis and Evvivax to Develop
Linear-DNA Based Anti-Cancer Vaccines

Collaboration Seeks to Develop PCR-produced Linear DNA as a Safer Expression Vector for Vaccines

STONY BROOK N.Y., September 20, 2018 – Applied DNA Sciences Inc. (NASDAQ: APDN) (“Applied DNA” or the “Company”) announced today that LineaRx, Inc. (“LineaRx”), its wholly-owned subsidiary focused on next-generation biotherapeutics, has signed a Joint Development Agreement (the “Agreement”) with Takis S.R.L. and Evvivax S.R.L. (“Takis/Evvivax”), biotechnology companies focused on the discovery and development of DNA based anti-cancer vaccines for the human and animal markets, respectively.

Under the terms of the Agreement, LineaRx and Takis/Evvivax will jointly develop linear DNA expression vectors for two of Takis/Evvivax’s anti-cancer vaccine candidates utilizing LineaRx’s linear DNA technology. Linear DNA amplicons carrying the DNA sequences for Takis/Evvivax vaccine candidates will be delivered to preclinical animal models via Takis/Evvivax’s proprietary electroporation technology. Antigen-specific immune responses aimed at achieving therapeutic effects will be studied.

The previously announced collaboration between the companies has already shown promise of yielding immunity in mice that were DNA-vaccinated against the human protein telomerase, which is over-expressed in more than 85% of all cancers.

Dr. Luigi Aurisicchio, CEO of Takis/Evvivax stated: “We are excited to co-develop linear DNA expression vectors for our DNA vaccine candidates with LineaRx. Initial data from the use of LineaRx’s amplicons in our vaccine candidates is promising. The advantages of linear DNA over plasmids would provide a clear market edge over plasmid-based DNA sources. We look forward to a mutually beneficial collaboration”.

“This Agreement serves to validate LineaRx’s technology as critical and necessary to the field of biotherapeutics in its ability to deliver potentially powerful approaches to the treatments of chronic diseases,” stated Dr. James Hayward, president and CEO of Applied DNA. “Takis/Evvivax are ideal partners of LineaRx given their innovative anti-cancer vaccine candidates for both humans and animals together with their expertise in preclinical animal models.”

Dr. Hayward continued, “The use of PCR-produced linear DNA, as opposed to bacterially produced plasmids, is an innovative concept that provides the potential for increased patient safety, ease of manufacture and vaccine logistics, and reduced costs. Our know-how in the fields of bulk linear DNA production and in bioconjugate chemistry enable us to create novel and highly efficient expression vectors.”

With their stability at room temperature, low risk of infection or secondary illness, and stability during transportation, DNA vaccines overcome many of the undesirable properties of conventional vaccines. The global DNA based human vaccine market is expected to grow at a CAGR of 55% and reach a value of $2.7 billion by 20191. The global veterinary vaccine market is expected to reach $20.6 billion by 20212, with DNA based animal vaccines gaining rapid market share.

Takis/Evvivax emerged from a Merck-supported research center in Rome and has relationships across Big Pharma (http://www.takisbiotech.it/en/takis-services). The companies have agreed to seek sponsorship for their work together.

About LineaRx

LineaRx seeks to commercialize the biotherapeutic value of Applied DNA’s deep expertise and experience in the design, manufacture and chemical modification of DNA by large scale polymerase chain reaction (“PCR”). Linear DNA is a form of DNA distinct from the circular form of DNA most commonly produced in plasmids and grown in bacteria. Plasmids are extrachromosomal DNA found in bacteria and are associated with the genes for antibiotic resistance which are often exchanged between bacteria and consequentially, are seen by many to embody a serious threat to global health. In addition, many nucleic acid-based therapies also rely on viral vectors for efficient transfection and expression of plasmid DNA. These viral vectors carry additional nontrivial risks and are extremely time consuming and expensive to manufacture.

In all forms of gene therapy, DNA exerts its influence from within the nucleus. Recombinant events for circular DNA are permanent and alter the genomes of the affected cells and their progeny. The fundamental challenge of all gene and cellular therapies is safety. Recent studies have elaborated “unintended consequences” when plasmid and viral vectors are combined that may pose future risks for treated patients.

1 https://www.bccresearch.com/market-research/biotechnology/dna-vaccines-bio067b.html

2 https://globenewswire.com/news-release/2018/01/22/1298446/0/en/Worldwide-Veterinary-animal-Vaccine-Market-to-Surpass-USD-12-10-Bn-by-2021.html

When linear DNA enters the nucleus, it does not need to be incorporated into the genome in to be temporarily expressed as the intended proteins product. LineaRx posits that for the effectiveness of genetic vaccines or genetic immune therapies, transient expression may be sufficient.

About Applied DNA Sciences

Applied DNA is a provider of molecular technologies that enable supply chain security, anti-counterfeiting and anti-theft technology, product genotyping and DNA mass production for diagnostics and therapeutics.

Applied DNA makes life real and safe by providing innovative, molecular-based technology solutions and services that can help protect products, brands, entire supply chains, and intellectual property of companies, governments and consumers from theft, counterfeiting, fraud and diversion. The proprietary DNA-molecular based “CertainT®” platform can be used to identify, tag, test, and track products, to help assure authenticity, origin, traceability, sustainability and quality of products. SigNature® DNA describes the core technology ingredient that is at the heart of a family of uncopyable, security and authentication solutions such as SigNature® T and fiberTyping®, targeted toward textiles and apparel, BackTrac™ and DNAnet®, for anti-theft and loss prevention, and digitalDNA®, providing powerful track-and-trace. All provide a forensic chain of evidence, and can be used to prosecute perpetrators. Applied DNA Sciences is also engaged in the large-scale production of specific DNA sequences using the polymerase chain reaction.

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Common stock listed on NASDAQ under the symbol APDN, and warrants are listed under the symbol APDNW.

Forward Looking Statements

The statements made by Applied DNA in this press release may be "forward-looking" in nature within the meaning of the Private Securities Litigation Act of 1995. Forward-looking statements describe Applied DNA’s future plans, projections, strategies and expectations, and are based on assumptions and involve a number of risks and uncertainties, many of which are beyond the control of Applied DNA. Actual results could differ materially from those projected due to our history of losses, limited financial resources, limited market acceptance, shifting enforcement priorities of US federal laws relating to cannabis, and various other factors detailed from time to time in Applied DNA's SEC reports and filings, including our Annual Report on Form 10-K filed on December 28, 2017and our subsequent quarterly reports on Form 10-Q filed on February 8, 2018, May 3, 2018 and August 13, 2018, which are available at www.sec.gov. APDN undertakes no obligation to update publicly any forward-looking statements to reflect new information, events or circumstances after the date hereof to reflect the occurrence of unanticipated events, unless otherwise required by law.

About Evvivax S.R.L. and Takis S.R.L.

EVVIVAX, whose name is derived from Engineered Veterinary Vectored Immunotherapy and Vaccines, is a spin-off of Takis Biotech. EVVIVAX pursues the discovery and development of innovative Therapeutic Veterinary Cancer Vaccines based on viral vectors and DNA platform technologies. EVVIVAX frontline candidates are two therapeutic cancer vaccines for canine tumors: Tel-eVax and Erb-eVax. EVVIVAX aims at translating scientific breakthrough achievements in Cancer Immunotherapy into marketed innovative products in Veterinary and subsequently in Human Oncology.

Visit www.evvivax.com for more information.

Takis is a Biotech Company created in November 2009 by a group scientists from IRBM, a Research Center in near Rome, formerly part of the global network of Merck Research Laboratories (MRL). The group has more than 15 years of experience and an established track record in drug discovery in Oncology and is recognized for the conception and implementation of a number of innovative technologies. One of the main assets of Takis is the expertise in in vivo electro-gene-transfer, which can be used for a variety of clinically useful applications, from vaccine development to somatic gene therapy. Takis pipeline include four Cancer Vaccine candidates based on this technology. Takis is also actively involved in the generation of humanized monoclonal antibodies for use in Oncology and Infectious Diseases.

Visit www.takisbiotech.it for more information.

investor contact: Sanjay M. Hurry, LHA Investor Relations, 212-838-3777, shurry@lhai.com media contact: Cheryl Schneider, Dian Griesel Int’l, 212-825-3210, cschneider@dgicomm.com program contact: Brian Viscount, 631 240 8877, brian.viscount@adnas.com

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